Modified Disclosures to be Made in Energy Transfer Partners, L.P.’s Next Form 10-K
Page numbers reflect the location of these disclosures in Energy Transfer Partners, L.P.’s (“ETP’s”) Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 10-K”). Regular, black text reflects language in the 2012 10-K. Red, underline/strikethrough text reflects modified disclosures to be made in ETP’s next Annual Report on Form 10-K.
p. 34
The General Partner is not elected by the Unitholders and cannot be removed without its consent.
Unlike the holders of common stock in a corporation, Unitholders have only limited voting rights on matters affecting our business, and therefore limited ability to influence management’s decisions regarding our business. Unitholders did not elect our General Partner and will have no right to elect our General Partner on an annual or other continuing basis. Although our General Partner has a contractually-limited fiduciary duty to ~~manage us in a manner beneficial to~~ our Unitholders, the directors of our General Partner and its general partner have a fiduciary duty to manage the General Partner and its general partner in a manner beneficial to the owners of those entities.

pp. 35-36
Risks Related to Conflicts of Interest
Our partnership agreement limits our General Partner’s fiduciary duties to our Unitholders and restricts the remedies available to Unitholders for actions taken by our General Partner that might otherwise constitute breaches of fiduciary duty.
Our partnership agreement contains provisions that waive or consent to conduct by our General Partner and its affiliates and reduce the obligations to which our General Partner would otherwise be held by state-law fiduciary duty standards. The following is a summary of the material restrictions contained in our partnership agreement on the ~~fiduciary~~ duties owed by our General Partner, and our officers and directors, to the limited partners. Our partnership agreement:

•	Eliminates all standards of care and duties other than those set forth in our partnership agreement, including fiduciary duties, to the fullest extent permitted by law;

•
permits our General Partner to make a number of decisions in its “sole discretion.” This entitles our General Partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any limited partner;

•	provides that our General Partner is entitled to make other decisions in its “reasonable discretion;”

•
generally provides that affiliated transactions and resolutions of conflicts of interest not involving a required vote of Unitholders must be “fair and reasonable” to us and that, in determining whether a transaction or resolution is “fair and reasonable,” our General Partner may consider the interests of all parties involved, including its own. Unless our General Partner has acted in bad faith, the action taken by our General Partner shall not constitute a breach of its fiduciary duty;

•
provides that our General Partner may consult with consultants and advisors and, subject to certain restrictions, is conclusively deemed to have acted in good faith when it acts in reliance on the opinion of such consultants and advisors; and

•
provides that our General Partner and its officers and directors will not be liable for monetary damages to us, our limited partners or assignees for errors of judgment or for any acts or omissions if our General Partner and those other persons acted in good faith.

p. 36
Our General Partner has conflicts of interest and limited fiduciary responsibilities that may permit our General Partner to favor its own interests to the detriment of Unitholders.
ETE indirectly owns our General Partner and as a result controls us. ETE also owns the general partner of Regency, a publicly traded partnership with which we compete in the natural gas gathering, processing and transportation business. The directors and officers of our General Partner and its affiliates have fiduciary duties to manage our General Partner in a manner that is beneficial to ETE, the sole owner of our General Partner. At the same time, our General Partner has contractually-limited fiduciary duties to ~~manage us in a manner that is beneficial to~~ our Unitholders. Therefore, our General Partner’s duties to us may conflict with the duties of its officers and directors to ETE as its sole owner. As a result of these conflicts of interest, our General Partner may favor its own interest or those of ETE, Regency or their owners or affiliates over the interest of our Unitholders.
Such conflicts may arise from, among others, the following:

•
Our partnership agreement limits the liability and reduces the fiduciary duties of our General Partner while also restricting the remedies available to our Unitholders for actions that, without these limitations, might constitute breaches of fiduciary duty. Unitholders are deemed to have consented to some actions and conflicts of interest that might otherwise be deemed a breach of fiduciary or other duties under applicable state law. Our General Partner is allowed to take into account the interests of parties in addition to us in resolving conflicts of interest, thereby limiting its fiduciary duties to us.

•
Our General Partner is allowed to take into account the interests of parties in addition to us, including ETE, Regency and their affiliates, in resolving conflicts of interest, thereby limiting its fiduciary duties to us.

•	Our General Partner’s affiliates, including ETE, Regency and their affiliates, are not prohibited from engaging in other businesses or activities, including those in direct competition with us.

•
Our General Partner determines the amount and timing of our asset purchases and sales, capital expenditures, borrowings, repayments of debt, issuances of equity and debt securities and cash reserves, each of which can affect the amount of cash that is distributed to Unitholders and to ETE.

•
Neither our partnership agreement nor any other agreement requires ETE or its affiliates, including Regency, to pursue a business strategy that favors us. The directors and officers of the general partners of ETE and Regency have a fiduciary duty to make decisions in the best interest of their members, limited partners and unitholders, which may be contrary to our best interests.

p. 112
PART III
ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
. . .
Conflicts Committee
Our Partnership Agreement provides that the Board of Directors may, from time to time, appoint members of the Board to serve on the Conflicts Committee with the authority to review specific matters for which the Board of Directors believes there may be a conflict of interest in order to determine if the resolution of such conflict proposed by the General Partner is fair and reasonable to the Partnership and its Unitholders. As a policy matter, the Conflicts Committee generally reviews any proposed related-party transaction that may be material to the Partnership to determine if the transaction presents a conflict of interest and whether the transaction is fair and reasonable to the Partnership. Pursuant to the terms of our partnership agreement, any matters approved by the Conflicts Committee will be conclusively deemed to be fair and reasonable to the Partnership, approved by all partners of the Partnership and not a breach by the General Partner or its Board of Directors of any duties they may owe the Partnership or the Unitholders. These duties are limited by our partnership agreement (see “Risks Related to Conflicts of Interest” above).

p. 127
ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
As a policy matter, the Conflicts Committee generally reviews any proposed related-party transaction that may be material to the Partnership to determine whether the transaction is fair and reasonable to the Partnership. The Partnership's board of directors makes the determinations as to whether there exists a related-party transaction in the normal course of reviewing transactions for approval as the Partnership's board of directors is advised by its management of the parties involved in each material transaction as to which the board of directors' approval is sought by the Partnership's management. In addition, the Partnership's board of directors makes inquiries to independently ascertain whether related parties may have an interest in the proposed transaction. While there are no written policies or procedures for the board of directors to follow in making these determinations, the Partnership's board makes those determinations in light of its contractually-limited fiduciary duties to the Unitholders. The Partnership Agreement provides that any matter approved by the Conflicts Committee will be conclusively deemed to be fair and reasonable to the Partnership, approved by all the partners of the Partnership and not a breach by the General Partner or its Board of Directors of any duties they may owe the Partnership or the Unitholders (see “Risks Related to Conflicts of Interest” above).